AMERICAN CONSUMERS, INC.
                           NET INCOME PER COMMON SHARE
                                   EXHIBIT 11

                                                    THIRTEEN WEEKS ENDED
                                                ------------------------------
                                                August 29,          August 30,
                                                   1998               1997
                                                ---------           -------
Net income for computing earnings
  per common share                              ($32,651)           $27,349
                                                =========           =======



Weighted average number of common
  shares outstanding during each period          890,597            921,507
                                                ========            =======



Net income per common share                      ($0.037)            $0.030
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